April 29, 2011

Amoy Van Lowe
Chief Marketing Officer
Marketing & International Business
Unit Trust Corporation
UTC Financial Centre
82 Independence Square
Port of Spain, Trinidad, W.I.

Enclosed are our manually signed consents relating to the use in the Registration Statement on Form N-1A of our report dated February 23, 2011 relating to the financial statements of UTC North American Fund, Inc. (the “Fund").

Our manually signed consent serves to authorize the use of our name on our consent in the electronic filing of the Fund’s Registration Statement on Form N-1A with the Securities and Exchange Commission ("SEC").

Please provide us with an exact copy of the Registration Statement on Form N-1A as electronically filed with the SEC.

Very truly yours,

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 23, 2011, relating to the financial statements and financial highlights which appears in the December 31, 2010 Annual Report to the Shareholders of UTC North American Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

Milwaukee, WI
April 29, 2011